Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

January 24, 2007

Contact:	Connie Perrine
Chief Financial Officer
Omni Financial Services, Inc.
(404) 250-7745

Omni Financial Services, Inc. Reports Record Annual Earnings of $5.6 Million, Growth of 65.8%

Atlanta, GA - Omni Financial Services, Inc. (NASDAQ: OFSI):

2006 Highlights:

•	Record pro-forma net income of $5.6 million, up 65.85%

•	Record diluted earnings per share of $0.66, up 29.41%

•	Record net interest income of $26.4 million, up 46.27%

•	Record growth of 47.30% in total assets, up $225.6 million

•	Return on average equity of 12.59%

•	Efficiency ratio of 62.62%

•	$533 million in loan fundings – over 3,700 accounts

•	Net interest margin of 4.82%, an increase of 10 basis points over the prior year

Fourth Quarter 2006 Highlights:

•	Pro-forma net income of $1.5 million, up 58.04% from prior year

•	Diluted earnings per share of $0.13

•	Net interest income of $7.7 million, up 41.96% from prior year

•	Average loans outstanding grew 52.47%, up $166.6 million from prior year

•	Net interest margin of 4.90%

Selected Financial Information

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Share Data
Diluted earnings per share/Pro-forma (1)	$0.13	$0.14	-7.14%	$0.66	$0.51	29.41%
Book value at period end	$6.38	$4.02	58.80%	$6.38	$4.02	58.80%
Tangible book value at period end	$5.87	$3.22	82.39%	$5.87	$3.22	82.39%

Performance Ratios:
Return on average equity/Pro-forma (1) (2)	8.20%	15.19%	-46.00%	12.59%	14.98%	-15.99%
Net interest Margin	4.90%	4.90%	0.00%	4.82%	4.72%	2.12%
Efficiency ratio	66.77%	71.12%	-6.11%	62.62%	70.46%	-11.12%

Credit Quality Ratios:
Allowance for loan losses to loans	1.33%	1.46%	-9.00%	1.33%	1.46%	-9.00%
Nonperforming assets to total assets	1.22%	1.29%	-5.83%	1.22%	1.29%	-5.83%
Net charge-offs to average loans (2)	0.25%	0.49%	-48.24%	0.17%	0.23%	-24.38%

Selected Balance Sheet Averages:	(Dollars in Thousands)
Loans outstanding	$484,185	$317,551	52.47%	$418,587	$280,810	49.06%
Total assets	$664,213	$467,567	42.06%	$585,227	$404,068	44.83%
Interest-earning assets	$625,123	$439,975	42.08%	$548,412	$384,204	42.74%
Interest-bearing deposits	$474,292	$343,018	38.27%	$405,006	$276,135	46.67%
Tangible shareholders equity	$65,106	$18,384	254.14%	$38,796	$18,462	110.14%
Shareholders’ equity	$70,902	$24,194	193.06%	$44,604	$22,594	97.42%

(1)	Adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006, and a combined Federal and state tax rate of 38% for the periods in 2005 that we operated as an S-Corporation.
(2)	Annualized

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Omni Financial Services, Inc. (NASDAQ: OFSI), the bank holding company for Omni National Bank, reported a record increase of 65.8% in net income for the year ended December 31, 2006, to $5.6 million or $0.66 per diluted share, compared to $3.4 million or $0.51 per diluted share in the same period last year. For the quarter, the Company posted net income of $1.5 million or $0.13 per diluted share, which is an increase of 58.0% as compared to $920,000 or $0.14 as of December 31, 2005. For comparison purposes, the net income for the twelve months ended December 2006 has been reduced by a $3.69 million tax credit recorded on January 1, 2006 upon conversion from an S-Corporation to a C-Corporation and the quarter ended and year to date December 31, 2005 net income has been adjusted to reflect a combined federal and state tax expense of 38% for the period assuming the Company operated as a C-Corporation.

Net income calculated in accordance with generally accepted accounting principles (“GAAP”) for the twelve months ended December 31, 2006 increased 91.4% to $9.3 million or $1.09 diluted earnings per share from $4.9 million or $0.73 per diluted share for the same period of 2005. For the quarter ended December 31, 2006, GAAP income was $1.5 million or $0.13 diluted earning per share, compared to $1.3 million or $0.20 diluted earnings per share for the quarter ended December 31, 2005. “It’s exciting that we ended 2006 on such a high note by completing our public offering in early fourth quarter and we are able to report record growth in earnings for the year,” said Chairman and CEO Stephen Klein. “This growth will allow us to seize the opportunities that fall in line with our expansion strategies. We would not have been able to experience this type of growth if it wasn’t for the 52.7% increase in our loan portfolio, while maintaining the strong credit quality of the portfolio,” Klein said.

The primary reason for the surge in earnings during 2006 is the expansion in net interest income, which is driven by a 42.7% increase in average earning assets. The four prime rate increases totaling 100 basis points during 2006 also had a positive impact on earnings since the bank’s interest rate risk position continues to be asset sensitive.

Financial Ratios

Pro-forma return on average equity for the year ended December 31, 2006 was 12.59% compared to 14.98% for the same period in 2005. GAAP return on equity for the year ended December 31, 2006 was 20.86% compared to 21.51% for the year ended December 31, 2005. The decline in pro-forma return on average equity resulted from a significant increase in capital from the Company’s initial public offering in late 2006. Pro-forma return on average assets for the year ended December 31, 2006, was 0.96% compared to 0.84% for the same period in 2005. GAAP return on average assets was 1.59% for the twelve months ended December 31, 2006, compared to 1.20% for the twelve months ended December 31, 2005. The Company’s efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 62.62% during 2006 compared to 70.46% for the year ended December 31, 2005.

Net Interest Income and Margin

For the year ended December 31, 2006, the Company recorded record net interest income of $26.4 million, an increase of $8.4 million or 46.3% over the same period in 2005, the result of continued strong loan growth. For the quarter ended December 31, 2006, net interest income totaled $7.7 million an increase of 42.0% over the quarter ended December 31, 2005.

This is evidenced also by a steady– to-increasing net interest margin, which margin rose 10 basis points year-over-year from 4.72% to 4.82%. Klein stated, “In particular, we are very pleased with the linked-quarter increase in our net interest margin which rose from 4.59% to 4.90%.” Omni’s CFO Connie Perrine added, “While many banks are suffering with declining net interest margins, we are concentrating heavily on maintaining our margins which is in part driven by an increase in core deposits.” Ms. Perrine went on to say that in the fourth quarter of 2006, “core deposits grew $20.1 million, or 8.9% in the linked quarter. We were exceedingly pleased with these results, which were attributable in part to a highly successful money market campaign.”

Loans

Loans were $500.2 million at December 31, 2006, an increase of $172.6 million or 52.7% when compared to $327.6 million at December 31, 2005. On a linked-quarter basis, gross loans grew $32.1 million or 6.9% over the prior quarter. This growth has occurred while maintaining strong credit quality. Net charge-offs as a percentage of average loans decreased from 0.23% for the year ended December 31, 2005 to 0.17% for the same period in 2006. “One of the benefits of geographical diversity is the ability to achieve varied pricing in our product lines,” Klein said. He added, “We also benefit by having our credit exposure decentralized where our company may be less impacted by regional economic slow-downs. In fact, we’ve experienced accelerated growth in our Chicago division while we’ve seen a slow-down in our Tampa office, and our recently opened Philadelphia office is exceeding our expectations.” Chief Lending Officer Charlie Barnwell added, “We continue investing in our infrastructure by adding new lenders and expanding in new areas, as evidenced by our growth in loans which was driven by extending more than $533 million in credit covering more than 3,700 accounts.”

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The closing price of Omni Financial Services, Inc. common stock on December 29, 2006 (the last trading day of the year) was $10.42 per share.

Omni Financial Services, Inc. is a bank holding company headquartered in Atlanta, Georgia. Omni Financial Services, Inc. provides a full range of banking and related services through its wholly owned subsidiary, Omni National Bank, a national bank headquartered in Atlanta, Georgia. Omni has one full service banking location in Atlanta, one in Dalton, Georgia, four in North Carolina, one in Chicago, Illinois, and one in Tampa, Florida. In addition, Omni has loan production offices in Charlotte, North Carolina, Dalton, Georgia, Birmingham, Alabama and Philadelphia, Pennsylvania. Omni provides traditional lending and deposit gathering capabilities, as well as a broad array of financial products and services, including specialized services such as community redevelopment lending, small business lending and equipment leasing, warehouse lending, and asset-based lending. Omni Financial Services, Inc.’s common stock is traded on the NASDAQ Global Market under the ticker symbol “OFSI.” Additional information about Omni Financial is available on its website at www.onb.com.

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Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the execution of Omni Financial Services, Inc.’s business and growth strategies, competitive risks and other factors set forth from time to time in Omni Financial Services, Inc.’s filings with the Securities and Exchange Commission. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are similar expressions as they relate to Omni Financial Services, Inc.’s (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Omni Financial Services, Inc. from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Omni Financial Services, Inc. does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Omni Financial Services, Inc. complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

Omni Financial Services, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

	As of December 31,
	2006	2005	2004
	(Unaudited)
ASSETS
Cash and due from banks	$6,194	$8,597	$4,129
Federal funds sold	16,341	1,818	—
Investment securities available-for-sale	135,546	105,825	66,818
Loans held-for-sale	9,635	8,205	4,435
Loans	500,207	327,634	226,066
Allowance for Loan Losses	(6,646)	(4,791)	(3,463)

Net loans	493,561	322,843	222,603

Other real estate owned	3,378	1,179	660
Premises and equipment	10,707	11,203	6,663
Goodwill and other intangibles	5,792	5,820	1,608
Accrued interest receivable and other assets	21,497	11,515	10,827

Total Assets	$702,651	$477,005	$317,743

LIABILITIES & SHAREHOLDERS’ EQUITY
Demand	$48,486	$26,687	$17,269
Savings and money market	36,993	9,439	10,330
Certificates-retail	162,293	181,135	152,247
Certificates-brokered	296,004	133,385	54,385

Total deposits	543,776	350,646	234,231
Fed funds purchased/repos	—	—	3,970
Federal Home Loan Bank borrowings	57,500	69,500	45,300
Junior subordinated debentures	20,620	20,620	10,310
Other liabilities	8,410	7,157	2,912

Total liabilities	630,306	447,923	296,723
Common stock, par value $1.00; 25,000,000 shares authorized:
11,348,919, 7,242,612 and 6,546,864 shares issued	11,349	7,243	6,547
Additional paid in capital	54,565	13,725	7,474
Retained earnings	7,296	9,422	6,672
Accumulated other comprehensive income (loss)	(765)	(1,208)	427
Treasury stock, at cost: 16,612 shares	(100)	(100)	(100)

Total shareholders’ equity	72,345	29,082	21,020

Total shareholders’ equity and liabilities	$702,651	$477,005	$317,743

Omni Financial Services, Inc.

Consolidated Statements of Income

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Interest income:
Interest and fees on loans	$12,879	$8,420	$43,978	$27,164
Interest on investment securities	1,738	1,120	6,108	3,819

Total interest income	14,617	9,540	50,086	30,983

Interest expense:
Interest on deposits	5,943	3,085	18,480	9,681
Interest on other borrowings	1,015	1,060	5,190	3,242

Total interest expense	6,958	4,145	23,670	12,923

Net interest income	7,659	5,395	26,416	18,060
Provision for loan losses	717	424	2,583	1,264

Net interest income after provision for loan losses	6,942	4,971	23,833	16,796

Noninterest income:
Gain on sale of loans	716	450	1,632	1,667
Service charges on deposit accounts	175	128	711	520
Investment securities (losses) gains, net	—	(5)	13	(12)
Other income	144	70	567	498

Total noninterest income	1,035	643	2,923	2,673

Noninterest Expense:
Salaries and employee benefits	3,238	1,366	9,479	6,580
Occupancy and equipment	785	672	2,889	2,197
Professional fees	334	104	1,129	362
Loan related and other real estate owned expense	436	208	877	707
Telecommunications	154	138	564	440
Advertising and marketing	142	52	441	299
Office suppplies	76	83	296	265
Loss from warehouse lending fraud	—	1,039	—	1,039
Other	640	632	2,697	2,719

Total noninterest expense	5,805	4,294	18,372	14,608

Income before income taxes	2,172	1,320	8,384	4,861
Income tax expense (benefit)	718	—	(922)	—

Net income	$1,454	$1,320	$9,306	$4,861

Pro-forma data (1):
Net income:
As reported	$1,454	$1,320	$9,306	$4,861
Adjustment for income tax expense	—	(400)	—	(1,476)
Adjustment for change in tax status	—	—	(3,691)	—

Pro-forma net income	$1,454	$920	$5,614	$3,385

(1)	Adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006, and a combined Federal and state tax rate of 38% for the periods in 2005 that we operated as an S-Corporation.

Omni Financial Services, Inc.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
Share Data
Common shares outstanding	7,492,978	6,546,864	7,492,978	6,546,864
Weighted average shares outstanding - basic	11,301,548	6,550,502	8,397,832	6,550,502
Weighted average shares outstanding - diluted	11,474,866	6,657,988	8,563,627	6,657,988

Book value at period end	$6.38	$4.02	$6.38	$4.02
Tangible book value at period end	$5.87	$3.22	$5.87	$3.22

Basic earnings per share/GAAP	$0.13	$0.20	$1.11	$0.74
Diluted earnings per share/GAAP	$0.13	$0.20	$1.09	$0.73

Basic earnings per share/Pro-forma (1)	$0.13	$0.14	$0.67	$0.52
Diluted earnings per share/Pro-forma (1)	$0.13	$0.14	$0.66	$0.51

Cash dividends declared (2)	$0.04	$0.027	$0.148	$0.138

Performance Ratios:
Return on average assets/Pro-forma (1) (3)	0.88%	0.79%	0.96%	0.84%
Return on average equity/Pro-forma (1) (3)	8.20%	15.19%	12.59%	14.98%
Return on average tangible equity/Pro-forma (1) (3)	8.93%	20.02%	14.47%	18.33%
Yield on earning assets	9.32%	8.62%	9.13%	8.06%
Cost of funds	4.99%	3.93%	4.69%	3.59%
Net interest Margin	4.90%	4.90%	4.82%	4.72%
Efficiency ratio	66.77%	71.12%	62.62%	70.46%

Return on average assets/GAAP (3)	0.88%	1.13%	1.59%	1.20%
Return on average equity/GAAP (3)	8.20%	21.82%	20.86%	21.51%
Return on average tangible equity/GAAP (3)	8.93%	28.72%	23.99%	26.33%

Credit Quality Ratios:
Allowance for loan losses	$6,646	$4,791	$6,646	$4,791
Nonperforming assets	$8,549	$6,163	$8,549	$6,163
Allowance for loan losses to loans	1.33%	1.46%	1.33%	1.46%
Nonperforming assets to total assets	1.22%	1.29%	1.22%	1.29%
Net charge-offs	$307	$388	$728	$654
Net charge-offs to average loans (3)	0.25%	0.49%	0.17%	0.23%

Average Balances:
Loans outstanding	$484,185	$317,551	$418,587	$280,810
Total assets	$664,213	$467,567	$585,227	$404,068
Interest-earning assets	$625,123	$439,975	$548,412	$384,204
Deposits	$474,292	$343,018	$405,006	$276,135
Tangible shareholders equity	$65,106	$18,384	$38,796	$18,462
Shareholders’ equity	$70,902	$24,194	$44,604	$22,594

(1)	Adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006, and a combined Federal and state tax rate of 38% for the periods in 2005 that we operated as an S-Corporation.
(2)	Cash dividends for 2005 periods does not include the tax portion distributed to stockholders to cover potential tax liabilities as an S Corporation.
(3)	Annualized